MGI PROPERTIES LIQUIDATING TRUST

FOR IMMEDIATE RELEASE
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August 28, 2002

MGI  PROPERTIES  LIQUIDATING  TRUST
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DECLARES  FINAL  LIQUIDATING  DISTRIBUTION  OF  $.455  PER  UNIT
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AND  SCHEDULES TERMINATION
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BOSTON,  MASSACHUSETTS:  MGI Properties Liquidating Trust (the "Trust") recently completed the sale of its sole  remaining  property and received net proceeds of approximately  $2,867,000.  Accordingly,  MGI's Board of Trustees has declared a final  liquidating  distribution of $.455 per unit payable on September 17, 2002 to unit holders.

On or about  September  17, 2002 the Trust expects to mail to unit holders final relevant tax information pertaining to their beneficial interests in the Trust.

THE TRUST WILL TERMINATE ON SEPTEMBER 17, 2002  IMMEDIATELY  FOLLOWING THE FINAL
DISTRIBUTION AND 2002 FEDERAL INCOME TAX INFORMATION MAILINGS.

THIS PRESS RELEASE MAY CONTAIN FORWARD-LOOKING  STATEMENTS WITHIN THE MEANING OF
SECTION  27A OF THE  SECURITIES  ACT OF 1933 AND  SECTION21E  OF THE  SECURITIES
EXCHANGE ACT OF 1934. THESE FORWARD-LOOKING STATEMENTS ARE DEPENDENT ON A NUMBER
OF FACTORS  WHICH COULD CAUSE  ACTUAL  RESULTS TO DIFFER  MATERIALLY  FROM THOSE
EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS.

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                   P.O. Box 1186, Boston, Massachusetts 02103